As filed with the Securities and Exchange Commission on July 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Destination Maternity Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

232 Strawbridge Drive

Moorestown, NJ 08057

(856) 291-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristen D. Han

Vice President, General Counsel and Corporate Secretary

232 Strawbridge Drive

Moorestown, New Jersey 08057

(856) 291-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard M. Brand

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

Facsimile: (212) 504-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	☐	Accelerated filer	☐
Non-accelerated filer	☐	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share(5)	—	—	—	—
Preferred Stock, par value $0.01 per share(6)	—	—	—	—
Warrants(7)	—	—	—	—
Units(8)	—	—	—	—
Depositary Shares(9)	—	—	—	—
Subscription Rights(10)	—	—	—	—
Total	—	—	$75,000,000.00	$9,337.50

(1)

Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D of Form S-3 under the Securities Act. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2)

The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Estimated pursuant to Rule 457(o) under the Securities Act.
(5)

Includes an indeterminate number of shares of Common Stock as may be sold from time to time by Destination Maternity Corporation (“Destination Maternity”) at indeterminate prices, including sales upon the exercise of Warrants or Subscription Rights or delivery upon settlement of Units. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(6)

Includes an indeterminate number of shares of Preferred Stock as may be sold from time to time by Destination Maternity at indeterminate prices, including sales upon the exercise of Warrants or Subscription Rights or delivery upon settlement of Units. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

(7)

Includes an indeterminate amount and number of Warrants as may be sold from time to time, representing rights to purchase Common Stock or Preferred Stock issued by Destination Maternity. Warrants may be sold separately or with Common Stock or Preferred Stock or other securities registered hereunder.

(8)	Includes an indeterminate amount and number of Units as may be sold from time to time by Destination Maternity, representing ownership of securities registered hereunder.
(9)

Includes an indeterminate amount of Depositary Shares evidences by Depositary Receipts as may be issued in the event that Destination Maternity elects to offer fractional interests in its shares of Common Stock or Preferred Stock registered hereby. Includes an indeterminate number of Depositary Shares as may be issued upon the exercise of Warrants or Subscription Rights or delivery upon settlement of Units. No separate consideration will be received for the Depositary Shares.

(10)	The Subscription Rights to purchase shares of Common Stock, Preferred Stock, Units or Depositary Shares will be offered without consideration.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 25, 2018

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

Depositary Shares

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, any combination of the following types of securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants;

•	units;

•	depositary shares;

•	subscription rights; or

•	any combination of these securities.

The securities will have an aggregate initial offering price of up to $75,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement including any documents incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “DEST.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our securities involves risks. You should refer to “Risk Factors” beginning on page 4 of this prospectus and the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “us,” “we,” “our” and “Destination Maternity” refer to Destination Maternity Corporation and its consolidated subsidiaries; (ii) “our common stock” refers to the common stock of Destination Maternity Corporation and similar references to other securities that we have issued or may issue under this registration statement refers only to Destination Maternity Corporation as the issuer of such securities; and (iii) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

PRESENTATION OF FINANCIAL INFORMATION

Certain of our financial information is included or incorporated by reference into this prospectus and any applicable prospectus supplement. In addition to the presentation of our financial information in accordance with generally accepted accounting principles (“GAAP”), we include certain non-GAAP financial measures including adjusted net loss, adjusted net loss per share—diluted, Adjusted EBITDA, Adjusted EBITDA before other charges, Adjusted EBITDA margin and Adjusted EBITDA margin before other charges. Our management believes that each of these non-GAAP financial measures provides useful information about our results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. We use each of these non-GAAP financial measures as a measure of our performance. In addition, certain of our cash and equity incentive compensation plans are based on our level of achievement of Adjusted EBITDA before other charges. We provide these various non-GAAP financial measures to investors to assist them in performing their analysis of our historical operating results. Each of these non-GAAP financial measures reflects a measure of our operating results before consideration of certain charges and, consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of our operating performance, as determined in accordance with GAAP. We may calculate each of these non-GAAP financial measures differently than other companies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items):

•

our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC on April 19, 2018, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2018;

•	our Quarterly Report on Form 10-Q for the three-month period ended May 5, 2018 filed with the SEC on June 14, 2018;

•	our Current Reports on Form 8-K filed with the SEC on April 19, 2018, May 23, 2018, May 25, 2018, June 4, 2018 (Item 5.02 and 8.01), June 6, 2018 (Item 5.02) and July 25, 2018; and

•	the description of common stock set forth in our Current Report on Form 8-K filed with the SEC on July 25, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items, unless otherwise indicated therein)) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Attention: Investor Relations

(856) 291-9700

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The forward-looking statements involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to:

•	the strength or weakness of the retail industry in general and of apparel purchases in particular;

•	our ability to successfully manage our various business initiatives and business transformation plan;

•	the success of our international business and its expansion;

•	our ability to successfully manage, retain and expand our leased department and international franchise relationships and marketing partnerships;

•	future sales trends in our various sales channels;

•	unusual weather patterns;

•	changes in consumer spending patterns;

•	raw material price increases;

•	overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel (such as fluctuations in pregnancy rates and birth rates);

•	expense savings initiatives;

•	our ability to anticipate and respond to fashion trends and consumer preferences;

•	unanticipated fluctuations in our operating results;

•	the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products;

•	availability of suitable store locations;

•	continued availability of capital and financing;

•	our ability to hire, develop and retain senior management and sales associates;

•	our ability to develop and source merchandise;

•	our ability to receive production from foreign sources on a timely basis;

•	our compliance with applicable financial and other covenants under our financing arrangements;

•	potential debt prepayments;

•	the trading liquidity of our common stock;

•	changes in market interest rates;

•	our compliance with certain tax incentive and abatement programs;

•	war or acts of terrorism; and

•	other risks and contingencies including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” referenced in this report and in our annual report on Form 10-K.

In addition, these forward-looking statements depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this report do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” “continues,” “could,” “estimates,” “plans,” “potential,” “predicts,” “goal,” “objective,” or the negative of any of these terms, or comparable terminology, or by discussions of our outlook, plans, goals, strategy or intentions. Forward-looking statements speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements.

v

OUR COMPANY

Overview

We are the leading designer and retailer of maternity apparel in the United States with 1,118 retail locations, including 484 stores in the United States, Canada and Puerto Rico, and 634 leased departments located within department stores and baby specialty stores throughout North America. We also sell merchandise on the Internet, primarily through our Motherhood.com, APeaInThePod.com and Destinationmaternity.com websites. We also sell our merchandise through our Canadian website, MotherhoodCanada.ca, through Amazon.com in the United States, and through websites of certain of our retail partners, including Macys.com. We have store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of May 5, 2018, we had 186 international franchised locations, including 13 stand-alone stores operated under one of our retail nameplates and 173 shop-in-shop locations.

We maintain our leading position through our two key brands—Motherhood Maternity (“Motherhood Maternity”) at value prices and A Pea in the Pod (“A Pea in the Pod”) at both contemporary and premium prices. This enables us to reach a broad range of maternity customers. Through our stores and certain of our leased departments, we offer maternity apparel under one or both of our two primary brands. Our A Pea in the Pod Collection® is the distinctive premier maternity apparel line within the A Pea in the Pod brand and features exclusive designer label product at premium prices.

We believe that one of our key competitive advantages is our ability to fulfill, in a high-service store environment, all of an expectant or nursing mother’s clothing needs, including casual and career wear, formal attire, lingerie, sportswear and outerwear, in sizes that cover all trimesters of the maternity cycle. We believe that our vertically-integrated business model enables us to offer the broadest assortment of fashionable maternity apparel. We design and contract the manufacture of over 90% of the merchandise we sell using factories located throughout the world, predominantly outside of the United States.

We believe that our customers, particularly first-time mothers, are entering a new life stage that drives widespread changes in purchasing needs and behavior, thus making our maternity customer and her family a highly-valued demographic for a range of consumer products and services companies. As a result, we have been able to expand and leverage the relationship we have with our customers and generate incremental revenues and earnings by offering other value-added baby and parent-related products and services through a variety of marketing partnership programs utilizing our extensive opt-in customer database and various in-store marketing initiatives.

Recent Developments

Chief Executive Officer

On May 30, 2018, our Board appointed Marla. A. Ryan to the position of Chief Executive Officer of the Company. Ms. Ryan replaced Melissa Payner-Gregor, who served as an interim CEO since January 2018 and director of the Company since August 2009. Ms. Ryan also serves on our Board of Directors as discussed below.

Board of Directors

At our 2018 Annual Meeting of Shareholders held on May 23, 2018, the Company’s stockholders replaced the incumbent board in its entirety and elected Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and Anne-Charlotte Windal as the Company’s new Board of Directors (the “Board”). Set forth below is certain biographical information for each director of the Company.

Name	Age	Biographical Information
Holly N. Alden	50

Holly N. Alden is the co-founder of Stance Inc., a sock manufacturing company founded in 2009. Prior to founding Stance, Ms. Alden helped to found Skullcandy Inc., an audio accessory company, where she was employed from 2003 to 2010. Prior to that, Ms. Alden served as a partner at National Snowboard Inc., an events and marketing company. In 2016, Ms. Alden also co-founded two 501(c)(3) organizations, the Alden Charitable Trust and Encircle. Ms. Alden currently serves as the President of the Alden Charitable Trust and the Treasurer of Encircle. Additionally, Ms. Alden serves as a director of Sunstone Education Foundation Incorporated. Ms. Alden received a B.A. in Behavioral Sciences from the Metropolitan State University of Denver.

Ms. Alden has over 25 years of marketing, branding and financial experience. We believe that the attributes, skills and qualifications that Ms. Alden has obtained through her entrepreneurial experience provide the Board and the Company with a crucial perspective on evaluating and pursuing future business opportunities.

Christopher B. Morgan	46

Christopher B. Morgan has been a senior analyst at Kingdon Capital Management, L.L.C. since 2014, researching consumer discretionary, retail and business services. Prior to joining Kingdon, Mr. Morgan was a senior analyst at Centerline Investments Partners from March 2013 to October 2014, a consultant at Suvretta Capital Partners LP from 2011 to 2012 and a Managing Director at Karsh Capital Management from 2006 to 2010, where Mr. Morgan was responsible for stock selection in the consumer discretionary and financial services sectors in a $3.5 billion global equity hedge fund. From 2004 to 2006, Mr. Morgan was a Partner at Copper Beech Capital Management responsible for equity investments in mid-cap consumer discretionary, leisure, business services and specialty financial services. Mr. Morgan served as an equity analyst at Hunter Global Investors from 2001 to 2004 and as an equity research analyst at Donaldson, Lufkin & Jenrette from 1995 to 2000, covering banks and financial services. Prior to that, Mr. Morgan was a credit analyst at Chemical Bank in the corporate banking/commercial lending division. Mr. Morgan received a B.A. in Psychology from Dartmouth College.

We believe that the attributes, skills and qualifications that Mr. Morgan has obtained through his experience in analyzing the financial performance of companies provide the Board and the Company with valuable insight regarding analyzing and improving the financial performance of the Company.

Marla A. Ryan	51	Marla A. Ryan is the founder and Chief Executive Officer of Lola Advisors LLC, a business consultancy working in the apparel, beauty and wellness sector. Prior to founding Lola Advisors LLC, Ms. Ryan was employed by Lands’ End from 2009 through 2017, most recently serving

Name	Age	Biographical Information

as Senior Vice President of Retail. In this role, Ms. Ryan managed the Retail business unit, including Lands’ End shops at Sears, retail and outlet stores, and served as a member of the Executive Leadership Team. From 2009 to 2012, Ms. Ryan held various senior positions at Lands’ End, including Senior Vice President of Global Omni-Merchandising and Vice President of Retail. From 2002 to 2009, Ms. Ryan served in various senior positions at J.Crew, including Vice President of Crewcuts, J.Crew’s children’s apparel division. Prior to that, she served in various merchandising and management roles at Brooks Brothers, American Eagle, Abercrombie & Fitch and The Gap, Inc.

Ms. Ryan has over 25 years of comprehensive functional and executive experience across e-commerce and retail, brand launch and strategy, merchandising, digital marketing, inventory management, real estate and store operations. We believe that Ms. Ryan’s extensive experience in the specialty retail industry provide valuable skills and insights to the Board.

Anne-Charlotte Windal	48

Anne-Charlotte Windal is the founder of ACW Consulting, LLC, through which she provides strategic advisory services to consumer goods and retail companies. From 2013 to 2016, Ms. Windal was a Senior Analyst for Bernstein Research. In this role, she led a team that provided in-depth investment research and financial analysis on the U.S. specialty retail sector. Prior to joining Bernstein Research, Ms. Windal served as a Partner for NERVE Group, a strategy and creative consultancy to consumer and retail companies. From 2008 to 2010, she served as Senior Vice President and General Manager of Strategy and Design at New York & Company, where she served as a member of the Executive Committee. From 2003-2008, Ms. Windal held various senior positions at L Brands, driving strategic growth projects across the brand portfolio (Victoria’s Secret, Express, Henri Bendel, Bath & Body Works) and serving as SVP, Brand Merchandising for Bath & Body Works. Prior to that, Ms. Windal was a principal at the Boston Consulting Group, in its Consumer Goods & Retail practice. Ms. Windal received an M.S. in Management with a concentration in Finance from Ecole des Hautes Etudes Commerciales and an M.B.A. with a concentration in Marketing and Finance from Columbia Business School.

We believe that Ms. Windal’s broad expertise in growth strategy, strategic and merchandising planning, consumer insight and retail and product innovation will make her a valuable addition to the Board.

Corporate Information

The Company was founded in 1982 as a mail-order maternity apparel catalog. We began operating retail stores in 1985 and completed our initial public offering in 1993. To address multiple price points in maternity apparel and improve operating productivity, we acquired Motherhood Maternity and A Pea in the Pod in 1995 and acquired other maternity apparel specialty chains from 1994 to 2001. Since the acquisitions of Motherhood Maternity and A Pea in the Pod, we have developed and grown these brands. Also, since the 1990s we have partnered with other retailers to sell our products through maternity apparel departments within their stores. We employ approximately 1,100 full-time and 2,600 part-time employees as of May 5, 2018. The mailing address of our headquarters is 232 Strawbridge Drive Moorestown, New Jersey, 08057 and our telephone number is (856) 291-9700. Our website is http://www.investor.destinationmaternity.com. Information on our website should not be construed to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our restated certificate of incorporation, as amended (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of our capital stock, the certificate of incorporation and bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. See “Where You Can Find More Information.” We urge you to read the certificate of incorporation and bylaws because those documents, not this description, define your rights as holders of our common equity.

Common Stock

General

Our certificate of incorporation authorizes us to issue 20,000,000 shares of common stock, $0.01 par value per share. As of July 1, 2018, there were 14,888,793 shares of common stock issued and outstanding.

Dividends

Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our Board out of the funds legally available for that purpose.

Liquidation

In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other

The holders of shares of common stock have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and any shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Voting Rights

Our common stock is entitled to one vote per share.

Except as otherwise required by law, the certificate of incorporation, or any preferred stock designation, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation or any preferred stock designation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the certificate of incorporation, any preferred stock designation, or the Delaware General Corporation Law (“DGCL”).

Delaware Anti-Takeover Law; No Super-Majority Approval

We are governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

The certificate of incorporation does not require “super-majority” approval of any business combination transactions.

Board Size; Director Election, Vacancies and Removal

The bylaws provide that the Board shall initially consist of nine directors, or such number of directors as the stockholders or the directors may from time to time by resolution direct. On April 12, 2018, the Board resolved that effective upon the commencement of the 2018 Annual Meeting of Stockholders, the Board shall consist of four directors.

Any vacancy occurring in the Board, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by election of stockholders. A director may be removed with or without cause, at any time by the affirmative vote of a majority in voting power of the stockholders; and the vacancy in the Board caused by any such removal may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Stockholder Meetings; Written Consent

Except as otherwise provided by statute, any action which might have been taken at a duly convened meeting of the holders of stock of the Company may be taken with the written consent of such of the holders of stock who would have been entitled to vote upon the action if a meeting were held as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, the certificate of incorporation or the bylaws, as may be applicable, but in the case of the election of a director or directors, not less than a majority of the stock of the Company entitled to vote thereon; provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained.

Special meetings of the stockholders may be called at any time by our Chairman, Chief Executive Officer, President or our Board.

Amendment of Bylaws

The bylaws may be altered, amended or repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the outstanding stock entitled to vote thereon.

Indemnification of Directors and Officers

The certificate of incorporate provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the amended DGCL.

The bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Preferred Stock

General

We are authorized to issue up to 1,656,381 shares of preferred stock, $0.01 par value per share. As of June 1, 2018, there were no shares of preferred stock outstanding.

Subject to limitations prescribed by law, the Board is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

Our Board is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	the dividend rate and manner of payment;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer from time to time fractional interests in our shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fraction of a share of common stock or a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share of common stock or preferred stock, as the case may be, payable in relation to the redemption of the common stock or preferred stock. Whenever we redeem shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to how to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Such appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of common stock or preferred stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

General

We may issue warrants to purchase equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the securities, including the depositary shares, issued upon exercise of the subscription rights;

•	the extent, if any, to which the subscription rights are transferable, including whether they may be traded on a nationally recognized securities exchange;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any series of common stock, preferred stock, warrants, units and depositary shares being offered directly to underwriters or dealers for resale to the public or to institutional investors, directly to institutional investors, directly to a limited number of purchasers or to a single purchaser, through agents to the public or to institutional investors, or through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, or at market prices prevailing at the time of sale. We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either on or through the facilities of The NASDAQ Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale and/or to or through a market maker other than on The NASDAQ Global Select Market or such other securities exchanges or quotation or trading services. Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent. We may also conduct offerings pursuant to equity lines of credit at fixed prices or at market prices prevailing at the time of sale.

The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this Registration Statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights. We may pay the standby underwriters or purchasers a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting or purchase arrangement, we may retain a dealer manager to manage a subscription rights offering for us.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover overallotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform other services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Cadwalader, Wickersham & Taft LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities offered hereby. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Destination Maternity Corporation as of February 3, 2018 and January 28, 2017, and for each of the years in the three-year period ended February 3, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

Depositary Shares

Subscription Rights

PROSPECTUS

The date of this prospectus is                 , 2018.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Destination Maternity, in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$9,337.50
FINRA filing fee	(1)
Printing expense	(1)
Accounting fees and expense	(1)
Legal fees and expense	(1)
Trustee’s fees and expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws or similar organizational documents of the Company or any applicable guarantor of securities

The Company is incorporated under the laws of the State of Delaware.

The certificate of incorporation provides that the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The certificate of incorporation and bylaws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an indemnified party has been found liable to the applicable registrant. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index which is incorporated in this Item 16 by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, filed on December 15, 2008, File No. 000-21196).

3.1.1	Certificate of Elimination of Series B Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed on July 25, 2018, File No. 000-21196).

3.2	Bylaws of the Company, effective December 22, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended February 3, 2018, filed on April 19, 2018, File No. 000-21196).

4.1**	Specimen certificate representing shares of the Company’s common stock.

4.2*	Specimen certificate representing shares of the Company’s preferred stock.

4.3*	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).

4.4*	Form of Unit Agreement (including form of Unit Certificate(s)).

4.5*	Form of Certificate of Designation.

4.6*	Form of Deposit Agreement (including form of Depositary Receipt(s)).

4.7*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate(s)).

5.1**	Opinion of Cadwalader, Wickersham & Taft LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included in signature pages).

*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) under the Exchange Act.
**	Indicates documents filed herewith.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorestown, State of New Jersey, on July 25, 2018.

Destination Maternity Corporation

By:	/s/ Marla A. Ryan
Marla A. Ryan
Chief Executive Officer

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marla A. Ryan, David R. Stern and Kristen D. Han or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marla A. Ryan Marla A. Ryan	Director and Chief Executive Officer (Principal Executive Officer)	July 25, 2018

/s/ David R. Stern David R. Stern	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 25, 2018

/s/ Rodney Schriver Rodney Schriver	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 25, 2018

/s/ Holly N. Alden Holly N. Alden	Director	July 25, 2018

/s/ Christopher B. Morgan Christopher B. Morgan	Director	July 25, 2018

/s/ Anne-Charlotte Windal Anne-Charlotte Windal	Director	July 25, 2018